As filed with the Securities and Exchange Commission on May 31, 2012.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

Under The Securities Act of 1933

POLYONE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Ohio	34-1730488
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

33587 Walker Road, Avon Lake, Ohio 44012

(Address of Principal Executive Offices Including Zip Code)

PolyOne Corporation 2010 Equity and Performance Incentive Plan

(Full Title of the Plan)

Lisa K. Kunkle, Esq.

Vice President, General Counsel and Secretary

PolyOne Corporation

33587 Walker Road

Avon Lake, Ohio 44012

(440) 930-1000

(Name, Address and Telephone Number of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Shares, par value $0.01 per share	2,000,000	$12.76	$25,520,000	$2,924.60

(1)	Represents the maximum number of common shares, par value $0.01 per share (“Common Shares”), of PolyOne Corporation (the “Registrant”) issuable pursuant to the PolyOne Corporation 2010 Equity and Performance Incentive Plan (the “Plan”) being registered hereon.
(2)	Pursuant to Rule 416 of the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers such additional Common Shares as may become issuable pursuant to the anti-dilution provisions of the Plan.
(3)	Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of such securities on the New York Stock Exchange on May 23, 2012, within five business days prior to filing.

PolyOne Corporation, an Ohio corporation (the “Registrant”), hereby files this Registration Statement on Form S-8 to register an additional 2,000,000 Common Shares under the Plan for which a previously filed registration statement on Form S-8 relating to the Plan is effective. Pursuant to General Instruction E to form S-8, this Registration Statement incorporates by reference the content of the Registration Statement on Form S-8 (Registration No. 333-166775) filed by the Registrant on May 12, 2010, including all attachments and exhibits thereto, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Description
4.1	First Amendment to the PolyOne Corporation 2010 Equity and Performance Incentive Plan (incorporated by reference to Appendix A to the Registrant’s definitive proxy statement on Schedule 14A, SEC File No. 1-16091, filed on March 23, 2012)

23.1	Consent of Independent Registered Public Accounting Firm – Ernst & Young LLP

23.2	Consent of Independent Registered Public Accounting Firm – Ernst & Young LLP

24.1	Power of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Avon Lake, state of Ohio, on this 31st day of May, 2012.

POLYONE CORPORATION

By:	/s/ Lisa K. Kunkle
Lisa K. Kunkle
Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Date: May 31, 2012	* Stephen D. Newlin Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)

Date: May 31, 2012	* Richard J. Diemer, Jr. Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Date: May 31, 2012	* J. Douglas Campbell Director

Date: May 31, 2012	* Carol A. Cartwright Director

Date: May 31, 2012	* Richard H. Fearon Director

Date: May 31, 2012	* Gregory J. Goff Director

Date: May 31, 2012	* Gordon D. Harnett Director

Date: May 31, 2012	* Richard A. Lorraine Director

Date: May 31, 2012	* William H. Powell Director

Date: May 31, 2012	* Farah M. Walters Director

Date: May 31, 2012	* William A. Wulfsohn Director

*	This Registration Statement has been signed on behalf of the above officers and directors by Lisa K. Kunkle, as attorney-in-fact, pursuant to a power of attorney filed as Exhibit 24.1 to this Registration Statement.

DATED: May 31, 2012	By:	/s/ Lisa K. Kunkle
Lisa K. Kunkle
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description
4.1	First Amendment to the PolyOne Corporation 2010 Equity and Performance Incentive Plan (incorporated by reference to Appendix A to the Registrant’s definitive proxy statement on Schedule 14A, SEC File No. 1-16091, filed on March 23, 2012)

23.1	Consent of Independent Registered Public Accounting Firm – Ernst & Young LLP

23.2	Consent of Independent Registered Public Accounting Firm – Ernst & Young LLP

24.1	Power of Attorney